EXHIBIT 99.1

Techwell Reports Third Quarter 2009 Financial Results

SAN JOSE, Calif., Oct. 29, 2009 (GLOBE NEWSWIRE) -- Techwell, Inc. (Nasdaq:TWLL), a leading designer of mixed signal video surveillance solutions for the security surveillance and automotive infotainment markets, today announced financial results for the third quarter ended September 30, 2009.

Third Quarter Highlights:

 * Reported revenue of $18 million

 * Attained gross margin of 61 percent

 * Achieved third quarter GAAP net income per diluted share of $0.05 and non-GAAP net income per diluted share of $0.13

 * Generated operating cash of $3.6 million in the third quarter

 * Signed definitive agreement to acquire assets of a China based video technology company focused on the security surveillance market

Third Quarter 2009 Results

Total revenue for the third quarter of 2009 was $18.0 million compared to revenue of $18.5 million in the third quarter of 2008 and $12.0 million in the second quarter of 2009. Total revenue consisted of $13.3 million in security surveillance, $3.2 million in automotive infotainment and $1.5 million in consumer.

Gross margin for the third quarter was 61 percent as compared to 60 percent in the preceding quarter and 63 percent in the same period a year ago. Operating expenses for the third quarter totaled $9.1 million, or 51 percent of total revenue, including approximately $1.2 million in tape out expense for new products. This compares to operating expenses of $8.0 million, or 67 percent of revenue, in the preceding quarter and $8.0 million, or 43 percent of revenue, in the same period a year ago.

Commenting on the third quarter, Hiro Kozato, Techwell's President and Chief Executive Officer, stated, "Our core security surveillance business continued to rebound in the third quarter as customer demand returned to levels last seen before the downturn late last year. Business was especially strong from our customers in China and from customers who focus on the higher volume value segment of the DVR market. As we exited the quarter, we remain confident in the fundamentals driving the security surveillance market and expect to see more normal annual unit growth as we enter the fourth quarter and look into 2010."

Mr. Kozato continued, "We are pleased to report our automotive infotainment business outperformed our expectations in the third quarter. Continued strength in the after-market installer segment drove sales in addition to gains from existing design wins going into production for our OEM business. After a number of challenging years developing our automotive infotainment display business, we are beginning to see the benefits of our commitment to this market and look forward to continuing to build on our success over the next several quarters."

Net income for the third quarter of 2009 on a GAAP basis was $1.1 million, or an income of $0.05 per diluted share. This compares to net loss in the second quarter of 2009 of $416 thousand, or $0.02 per diluted share, and net income of $2.5 million, or $0.11 per diluted share, in the third quarter of 2008. Shares used to compute GAAP net income per diluted share for the third quarter of 2009 totaled 22.3 million shares.

Techwell also reports net income and net income per share on a non-GAAP basis. Non-GAAP net income excludes stock-based compensation expenses, net of taxes. Non-GAAP net income for the third quarter of 2009 was $3.0 million, or $0.13 per share. This compares to non-GAAP net income in the second quarter of 2009 of $932 thousand, or $0.04 per share, and non-GAAP net income of $3.8 million, or $0.17 per diluted share in the third quarter of 2008. The reconciliation between GAAP and non-GAAP results is provided below in a table immediately following the GAAP Condensed Consolidated Statement of Operations.

Cash and cash equivalents, short and long term investments increased by approximately $3.2 million in the quarter, totaling approximately $90.2 million as of September 30, 2009, compared to approximately $87 million as of June 30, 2009 and $77.3 million as of September 30, 2008.

Business Outlook

Mr. Kozato concluded, "Based on a return to an environment of growing demand in our security surveillance business and the momentum we see building for our automotive infotainment display products, we are anticipating record fourth quarter revenue. We expect fourth quarter revenue to range between $19 and $20 million, representing sequential growth of 5% to 10% from the third quarter and annual growth of 15% to 21% from the fourth quarter of 2008." Additional financial details regarding the Company's business outlook will be provided during its conference call at 2:15 Pacific Time (PT) today, Thursday, October 29, 2009.

Third Quarter 2009 Conference Call and Webcast Information

Techwell, Inc. will host a conference call with the financial community today, Thursday, October 29, 2009, at 2:15 Pacific Time (PT), 5:15 Eastern Time (ET). The conference call will be broadcast live on the Company's Investor Relations website at http://www.techwellinc.com. Those parties interested in participating via telephone should dial 800-573-4752 with the conference ID number 48457171. International participants should dial 617-224-4324 and provide the same pass code at the prompt. A telephonic replay of the call will be available approximately two hours after the end of the call and will be available until midnight ET on November 5, 2009. The replay number is 888-286-8010 with a pass code of 84586675. International callers should dial 617-801-6888 and enter the same pass code at the prompt. An archived version of the webcast will also be available on the Company's website.

Non-GAAP Reporting

Techwell reports both GAAP and non-GAAP measures for investors to evaluate its financial results. The non-GAAP measures used are net income, excluding stock-based compensation expense and its related tax effect, and net income per diluted share, excluding stock-based compensation expense and its related tax effect. Techwell believes that the non-GAAP measures, when viewed in addition to and not in lieu of its reported GAAP results, assist investors in understanding its results of operations. The Company also believes non-GAAP measures provide useful supplemental information for investors to evaluate the operating results in the same manner as the research analysts that follow Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts that follow Techwell. However, non-GAAP measures should not be considered in isolation form, or as a substitute for, financial information prepared in accordance with GAAP. The material limitations associated with the use of non-GAAP financial measures include the fact that non-GAAP measures do not reflect the full economic impact of Techwell's activities. Techwell's non-GAAP net income is not prepared in accordance with GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to Techwell's leadership position and growth prospects in the security surveillance market and the automotive infotainment markets, increased demand for its products, and statements related to anticipated financial results for the fourth quarter of 2009. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include but are not limited to: a determination, upon completion of further quarterly closing and review procedures, that the financial results for the third quarter of 2009 are different than the results set forth in this press release, Techwell's dependence on increased demand for digital video applications for the security surveillance and automotive markets, the potential decline in average selling prices for Techwell's products, competition, dependence on key and highly skilled personnel, the ability to develop new products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell's Quarterly Report on Form 10-Q filed on August 6, 2009 with the Securities and Exchange Commission. Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

About Techwell

Techwell is a fabless semiconductor company that designs, markets and sells mixed signal video semiconductor solutions for the security surveillance and automotive infotainment markets. Headquartered in San Jose, CA, Techwell currently has over 160 employees in the U.S., China, Japan, South Korea and Taiwan. Please visit www.techwellinc.com for more information.

Techwell, Inc. and the Techwell, Inc. logo are trademarks of Techwell, Inc. All other trademarks are the property of their respective owners.

                            TECHWELL, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                             Three Months Ended     Nine Months Ended
                                September 30,         September 30,
                               2009       2008       2009       2008
                            ---------  ---------  ---------  ---------

 Revenues                   $  18,015  $  18,520  $  40,392  $  51,133

 Cost of Revenues               7,035      6,859     15,977     19,423
                            ---------  ---------  ---------  ---------
 Gross Profit                  10,980     11,661     24,415     31,710
                            ---------  ---------  ---------  ---------

 Operating Expenses
  Research and development      5,274      4,442     13,907     12,199
  Selling, general and
   administrative               3,835      3,576     11,090     11,033
                            ---------  ---------  ---------  ---------
   Total operating expenses     9,109      8,018     24,997     23,232
                            ---------  ---------  ---------  ---------

  Income/(loss) from
   operations                   1,871      3,643       (582)     8,478
  Interest income                 357        507      1,055      1,802
                            ---------  ---------  ---------  ---------

  Income before income taxes    2,228      4,150        473     10,280
  Provision for income taxes    1,169      1,634        527      4,051
                            ---------  ---------  ---------  ---------

 Net income/(loss)          $   1,059  $   2,516  $     (54) $   6,229
                            =========  =========  =========  =========

 Net income/(loss) per share
  Basic                     $    0.05  $    0.12     ($0.00) $    0.30
                            =========  =========  =========  =========
  Diluted                   $    0.05  $    0.11     ($0.00) $    0.28
                            =========  =========  =========  =========

 Shares used in computing
  net income/(loss) per
  share:
  Basic                        21,560     21,169     21,471     21,054
  Diluted                      22,315     22,080     21,471     22,038

                            TECHWELL, INC.
               RECONCILIATION OF GAAP NET INCOME/(LOSS)
                        TO NON-GAAP NET INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                Three Months Ended   Nine Months Ended
                                   September 30,       September 30,
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 GAAP net income/(loss)         $  1,059  $  2,516  $    (54) $  6,229

 Stock-based compensation
  expense:
   Cost of revenues                  122       122       361       366
   Research and development          881       901     2,626     2,453
   Selling, general and
    administrative                   816       825     2,442     2,614
                                --------  --------  --------  --------
   Total stock-based
    compensation expenses          1,819     1,848     5,429     5,433
                                --------  --------  --------  --------

 Tax effect                          124      (524)     (955)   (1,481)

 Non-GAAP net income            $  3,002  $  3,840  $  4,420  $ 10,181
                                ========  ========  ========  ========

 Non-GAAP net income per share:
  Basic                         $   0.14  $   0.18  $   0.21  $   0.48
                                ========  ========  ========  ========
  Diluted                       $   0.13  $   0.17  $   0.21  $   0.46
                                ========  ========  ========  ========

 Shares used in computing
  Non-GAAP net income per share:
  Basic                           21,560    21,169    21,471    21,054
  Diluted                         22,315    22,080    21,471    22,038

 In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of stock-based compensation expense.

 We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. We believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow
 Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts. However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                            TECHWELL, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                          September 30,   December 31,
                                              2009           2008
                                          -------------  -------------
                                           (unaudited)     (audited)
 Assets
 Current Assets:
  Cash and cash equivalents               $      16,027  $      44,485
  Short-term investments                         48,089         17,582
  Accounts receivable                               977          1,985
  Inventory                                       6,706          4,780
  Deferred income tax assets                      1,322          1,353
  Prepaid expenses and other current
   assets                                         1,972          1,200
                                          -------------  -------------
   Total Current Assets                          75,093         71,385

 Property and equipment - net                     1,063          1,290
 Long-term investments                           26,053         19,350
 Deferred income tax assets                       3,873          4,031
 Other assets                                       243          1,308
                                          -------------  -------------
   Total                                  $     106,325  $      97,364
                                          =============  =============

 Liabilities and Stockholders' Equity
 Current Liabilities:
  Accounts payable                        $       4,450  $       2,221
  Accrued expenses and other liabilities          3,985          2,117
                                          -------------  -------------
   Total Current Liabilities                      8,435          4,338

  Deferred rent                                      81            122
                                          -------------  -------------
   Total Liabilities                              8,516          4,460
                                          -------------  -------------

 Stockholders' Equity:
  Common stock                                       22             21
  Additional paid-in capital                     84,985         80,240
  Deferred stock-based compensation                  --            (19)
  Accumulated comprehensive income                  363            169
  Retained earnings                              12,439         12,493
                                          -------------  -------------
  Total Stockholders' Equity                     97,809         92,904
                                          -------------  -------------
   Total                                  $     106,325  $      97,364
                                          =============  =============

CONTACT:  Techwell, Inc.
          Mark Voll, Chief Financial Officer
            (408) 435-3888
            investor@techwellinc.com
          Investor Contact:
          Tom Krause
            (650) 799-7465
            investor@techwellinc.com